Exhibit 99.1

UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019

www.ubs.com

CONSENT OF UBS SECURITIES LLC

We hereby consent to the use of our opinion letter dated May 7, 2017 to the Board of Directors of Sabra Health Care REIT, Inc. (“Sabra”) included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of Sabra’s Registration Statement on Form S-4 relating to the proposed merger of Sabra and Care Capital Properties, Inc. and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ UBS Securities LLC
UBS SECURITIES LLC

New York, New York

June 12, 2017